Exhibit 10.43

ALPINE INCOME PROPERTY MANAGER, LLC

369 N. New York Avenue, Suite 201

Winter Park, Florida

December 5, 2025

Alpine Income Property Trust, Inc.
369 N. New York Avenue, Suite 201

Winter Park, Florida
Attn: Independent Directors

Re:Management Agreement

Ladies and Gentlemen:

Reference is made to that certain Management Agreement, dated November 26, 2019, and as amended on July 18, 2024 (as amended, the “Management Agreement”), among Alpine Income Property Trust, Inc. (the “Company”), Alpine Income Property OP, LP (the “Operating Partnership”) and Alpine Income Property Manager, LLC (the “Manager”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Management Agreement.

The Company, the Operating Partnership and the Manager have proposed to enter into separate equity distribution agreements with each of Raymond James & Associates, Inc., A.G.P./Alliance Global Partners, Robert W. Baird & Co. Incorporated, B. Riley Securities, Inc., Colliers Securities LLC, Jefferies LLC, JonesTrading Institutional Services LLC, Lucid Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc., pursuant to which the Company may issue and sell from time to time (the “Offering”) shares of 8.00% Series A Cumulative Redeemable Preferred Stock, having an aggregate gross sales price of up to $35,000,000 (the “Preferred Shares”).

The Manager wishes to confirm certain matters, more fully set forth below, with respect to a partial waiver of the Base Management Fee attributable to the inclusion of the net cash proceeds from the issuance of the Preferred Shares in the Company’s Total Equity.

1.Management Fee.

In connection with the Offering, the Manager shall waive a portion of the Base Management Fee attributable to the inclusion of the net cash proceeds from the issuance of the Preferred Shares sold in the Offering in Total Equity (the “Incremental Equity Base”), such that the Base Management Fee rate on the Incremental Equity Base will equal 0.75% per annum (0.1875% per fiscal quarter), instead of 1.50% per annum (0.375% per fiscal quarter) as provided in the Management Agreement (the “Waiver”).

2.General.

Except as expressly set forth in this waiver letter, nothing herein shall operate as a waiver of any right or remedy under the Management Agreement, which otherwise remains in full force and effect.

[Signature page follows]

ALPINE INCOME PROPERTY MANAGER, LLC

By:CTO Realty Growth, Inc.,

its Sole Member

By:/s/ Daniel E. Smith

Name: Daniel E. Smith

Title: Senior Vice President, General Counsel and Corporate Secretary

CC:Andrew C. Richardson, Chairman of the Board

John P. Albright, Director, President and Chief Executive Officer

Philip R. Mays, Senior Vice President, Chief Financial Officer and Treasurer

Zach Swartz, Vinson & Elkins L.L.P.